Exhibit 10.2

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2025, by and among, Onconetix, Inc., a Delaware corporation (“Parent”), Ocuvex Therapeutics, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Company Stockholder”, and collectively, the “Company Stockholders”).

WHEREAS, Parent, Onconetix Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), the Company and Andrew Oakley, in the capacity as Parent Representative, have entered into that certain Agreement and Plan of Merger (as it may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”) pursuant to which, among other things, Merger Sub shall merge with Company, with Company surviving as a wholly owned subsidiary of Parent and each of the issued and outstanding shares of common stock of the Company will be converted into a number of fully paid an nonassessable shares of common stock of Parent equal to the Exchange Ratio, all upon the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, as of the date hereof, each Company Stockholder owns of record the number and type of Company Securities set forth opposite such Company Stockholder’s name on Exhibit A attached hereto (all such securities and any Company Securities of which ownership of record or the power to vote is hereafter acquired by the Company Stockholders prior to the termination of this Agreement being referred to herein as the “Securities”).

WHEREAS, in order to induce Parent and the Company to enter into the Merger Agreement, the Company Stockholders are executing and delivering this Agreement to Parent and the Company.

NOW THEREFORE, in consideration of the foregoing, which are incorporated into this Agreement as if fully set forth below, and of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined terms. Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

2. Agreement to Vote. Each Company Stockholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Parent and/or the Company may reasonably request in connection therewith) to vote, at any meeting of the Company Stockholders and in any action by written consent of the Company Stockholders, to approve the Merger Agreement and the transactions contemplated thereby, all of such Company Stockholder’s Securities (a) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the Company Stockholders, and (c) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Merger Agreement from being consummated. Notwithstanding the foregoing, no Company Stockholder shall be required to vote in favor of, or otherwise consent to, any amendment, modification, or waiver to the Merger Agreement (or any related agreement or document) if such amendment, modification, or waiver (a) materially reduces the amount of, or alters the form of, the consideration to be paid to the Stockholders in the Merger, or (b) results from the Company Board effecting a Company Change in Recommendation in compliance with Section 7.07(c) and 7.07(d) of the Merger Agreement. Each Company Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

3. Transfer of Securities. Except as may be required by or permitted in the Merger Agreement, each Company Stockholder, with respect to its Securities, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees in writing to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees in writing to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Stockholder from performing its obligations hereunder. From time to time, at the request of the Company, the Company Stockholders shall take all such further actions as may be necessary or appropriate to effect the purposes of this Agreement, and execute customary documents incident to the transactions contemplated by the Merger Agreement.

4. Representations and Warranties. Each Company Stockholder, severally and not jointly, represents and warrants for and on behalf of itself to Parent as follows:

(a) The execution, delivery and performance by such Company Stockholder of this Agreement and the consummation by such Company Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Company Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Securities (other than pursuant to this Agreement, the Merger Agreement or the Ancillary Agreements), or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Stockholder’s Organizational Documents, as applicable.

(b) Such Company Stockholder owns of record and has good, valid and marketable title to the Securities set forth opposite such Company Stockholder’s name on Exhibit A attached hereto, free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of such Company Stockholder, as applicable) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Company Stockholder does not own, directly or indirectly, any other Securities other than as set forth opposite such Company Stockholder’s name on Exhibit A.

(c) Such Company Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by such Company Stockholder.

5. Termination. This Agreement and the obligations of the Company Stockholders under this Agreement shall automatically terminate upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms or (b) the mutual written agreement of Parent and the Company. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6. Miscellaneous.

(a) Except as otherwise provided herein or in the Merger Agreement or any Ancillary Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

If to Parent or Merger Sub, to:

Onconetix, Inc.
201 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202
Attn: Karina M. Fedasz
Telephone No.:
E-mail:

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Attn: Barry I. Grossman, Esq.

  Trevor Okomba, Esq.

Telephone No.:
E-mail:

If to the Company, to:

Ocuvex Therapeutics, Inc.

1 Bridge Plaza,

Fort Lee, NJ 0724

Attn: Attn: Anthony Amato

Telephone No.:
E-mail:

with a copy (which will not constitute notice) to:

Cohen Tauber Spievack & Wagner P.C.
420 Lexington Ave., Suite 2400
New York NY 10170-2499

Attn: Jerry Cohen, Esq.

Laurence Tauber, Esq.
Telephone No.:
E-mail:

If to a Company Stockholder, to the address of such Company Stockholder set forth on Exhibit A attached hereto.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Merger Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of the parties, and any attempt to do so without such consent shall be void ab initio.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Stockholder shall be liable for the breach of this Agreement by any other Company Stockholder.

(f) This Agreement is intended to create, and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

(h) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, arbitrations, audits, demands, examinations, hearings, claims, complaints, charges, investigations, litigations, proceedings, citations, summons or suits (whether civil, criminal, administrative, judicial or investigative, whether public or private) commenced, brought, conducted or heard by or before any Governmental Authority (each an “Proceeding”, and, collectively, “Proceedings”), arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of Delaware. The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Delaware for the purpose of any Proceeding arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(i) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(j) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(k) This Agreement shall not be effective or binding upon any Company Stockholder until such time as the Merger Agreement is executed by each of the parties thereto.

(l) If, and as often as, there are any changes in the Company or the Company Securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Stockholder and its Securities as so changed.

(m) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 6(m).

(n) Notwithstanding anything herein to the contrary, each Company Stockholder signs this Agreement solely in such Company Stockholder’s capacity as a holder of securities of the Company, and not in any other capacity, and if applicable, this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of such Company Stockholder or any of its affiliates in his or her capacity as an officer or director of the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OCUVEX THERAPEUTICS, INC.

By:
Name:
Title:

ONCONETIX, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY STOCKHOLDER:

HPP Holdings, LLC

By:
Name:
Title: